CONSENT OF
                     INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT







         We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated March 11, 2003 relating to the financial statements of Paradigm Medical Industries, Inc., and to the reference to our Firm in the Registration Statement.





/s/ Tanner + Co.


























Salt Lake City, Utah
October 2, 2003